Exhibit 32.2

CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER

18 U.S.C. Certification of David W. Mills Vice
President, Interim Chief Financial Officer of
Duckwall-ALCO Stores, Inc.

I, David W. Mills, Vice President, Interim Chief Financial Officer of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)

The Quarterly Report on Form 10-Q for the quarter ended October 30, 2005, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

The information contained the Quarterly Report on Form 10-Q for the quarter ended October 30, 2005, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: December 14, 2005

By:	/s/ David W. Mills David W. Mills Vice President, Interim Chief Financial Officer